UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Pasithea Therapeutics Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Pasithea Therapeutics Corp.

1111 Lincoln Road, Suite 500

Miami Beach, Florida 33139

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Pasithea Therapeutics Corp. (the “Company”) on June 23, 2022 at 9:00 AM Eastern Time. This year’s Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/KTTA2022. There is no physical location for the Annual Meeting. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

On or about May 13, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and our 2021 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. If you receive a Notice by mail, you will not received printed and mailed proxy materials unless you specifically request them.

The proxy statement accompanying this letter describes the business we will consider at the meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly by mail, telephone or Internet as instructed on the enclosed proxy card or voting instruction card. Proxies forwarded by or for brokers or fiduciaries should be returned as requested by them.

We hope that you will be able to join us virtually on June 23, 2022.

Sincerely,

/s/ Tiago Reis Marques
Tiago Reis Marques
Chief Executive Officer and Director

Pasithea Therapeutics Corp.

1111 Lincoln Road, Suite 500

Miami Beach, Florida 33139

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The Annual Meeting will be held in a virtual meeting format on June 23, 2022 at 9:00 AM Eastern Time for the following purposes:

1.	Election of the director nominees named in this Proxy Statement to serve for a term of one year;

2.	Ratification of the appointment of Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	Transacting such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record as of the close of business on May 3, 2022, the date fixed by the Board as the record date for the meeting, are entitled to notice of, and to vote at, the meeting. As a result of the coronavirus (COVID-19) outbreak, the Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Stockholders will have the same rights and opportunities to participate in our virtual annual meeting as they would at an in-person meeting. For more information on our virtual annual meeting, including details on how to attend the meeting, see the instructions under “Instructions for the Virtual Annual Meeting” on page 1 of this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of Common Stock you own, please vote as soon as possible. We urge you to date, sign and return the proxy card in the envelope provided to you, or to use the telephone or Internet method of voting described on your proxy card, even if you plan to attend the Annual Meeting, so that if you are unable to attend the Annual Meeting, your shares can be voted. Any stockholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the President of the Company so that it is received no later than 5:00 p.m., EST on June 22, 2022; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the President of the Company so that it is received no later than 5:00 p.m., EST on June 22, 2022; or (iii) attending the Annual Meeting virtually and voting thereat the shares represented by such proxy card. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139, Attention: Tiago Reis Marques, Chief Executive Officer. If you hold shares of Common Stock in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Please read carefully the enclosed Proxy Statement, which explains the proposals to be considered by you and acted upon at the Annual Meeting.

The Board has fixed the close of business on May 3, 2022 as the record date for the determination of holders of record of Common Stock entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders of record of the Company as of the record date will remain open for inspection during the Annual Meeting until the closing of the polls thereat.

If you have any questions about the procedures for admission to the Annual Meeting, please contact Lisa Carlton-Wilson, Investor Relations at lwilson@insitecony.com or 917-543-9932.

May 13, 2022	By Order of the Board of Directors,

/s/ Tiago Reis Marques
Tiago Reis Marques
Chief Executive Officer and Director

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

This Proxy Statement, the form of proxy card, our 2021 Annual Report to Stockholders and our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, are available to you on our website at www.pasithea.com. Stockholders may also obtain a copy of these materials by writing to Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139, Attention: Tiago Reis Marques, Chief Executive Officer. Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for our fiscal year ended December 31, 2021.

i

PASITHEA THERAPEUTICS CORP.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 23, 2022

INTRODUCTION

This Proxy Statement provides information for stockholders of Pasithea Therapeutics Corp. (“we,” “us,” “our,” “Pasithea” and the “Company”), as part of the solicitation of proxies by the Company and its board of directors (the “Board”) from holders of the outstanding shares of the Company’s common stock, par value $0.0001 per share, for use at the Company’s annual meeting of stockholders to be held in a virtual format at www.virtualshareholdermeeting.com/KTTA2022 at 9:00 a.m. Eastern Time on June 23, 2022, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

1.	Election of the director nominees named in this Proxy Statement to serve for a term of one year;

2.	Ratification of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	Transacting such other business as may properly come before the meeting or any adjournment thereof.

A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement and our 2021 Annual Report on Form 10-K, was mailed to stockholders on or about May 13, 2022. The Notice also provides instructions on how to vote. If you need assistance in voting your shares, please call Broadridge technical support at the number to be provided on the log-in page of the Annual Meeting on the day of the meeting. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.

You may attend the Annual Meeting and vote your shares during the meeting, even if you previously voted by Internet, telephone or if you returned your proxy card. Your proxy may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to our Secretary in Miami Beach, Florida, voting again by Internet or telephone, or attending the Annual Meeting and voting during the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting. We encourage you to read this Proxy Statement in its entirety.

Why are we providing these materials?

The Board is providing these materials to you in connection with our Annual Meeting, which will take place on June 23, 2022, and will be held in a virtual format at www.virtualshareholdermeeting.com/KTTA2022 beginning at 9:00 AM Eastern Time. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein.

What information is contained in this Proxy Statement?

This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers and other required information.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

●	Election of the director nominees named in this Proxy Statement to serve for a term of one years;

●	Ratification of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

We will also consider other business that properly comes before the Annual Meeting.

What shares can I vote?

You may vote all shares of common stock that you owned as of the close of business on the record date, May 3, 2022. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank or other nominee. The proxy card will indicate the number of shares.

As of May 3, 2022, there were 22,858,371 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

A list of stockholders will be available at our headquarters at 1111 Lincoln Road, Suite 500, Miami Beach, Florida 33139 for a period of at least ten calendar days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, VStock Transfer LLC, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.

How do stockholders vote?

If you are a stockholder of record, you may have your shares voted on matters presented at the Annual Meeting in any of the following ways:

●	During the meeting - You may attend the Annual Meeting virtually and cast your vote then. If you have already voted online, by telephone or by mail, your vote at the Annual Meeting will supersede your prior vote.

●	By proxy - Stockholders of record have a choice of voting by proxy or during the virtual meeting:

●	over the Internet at www.virtualshareholdermeeting.com/KTTA2022;

●	by using a toll-free telephone number noted on your proxy card; or

●	by executing and returning a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

If you properly cast your vote by either voting your proxy via Internet, telephone or by executing and returning the proxy card, and if your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If any other matter is presented, your proxy will vote in accordance with the proxy holders’ best judgment. At the time we mailed these proxy materials, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote by telephone or Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

May my broker vote for me?

If your broker holds your shares in street name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting, your broker may, without instructions from you, vote on Proposal 2 (the selection of Grant Thornton as the Company’s independent registered public accounting firm), but not on Proposal 1 (the election of the Board’s nominees).

What are abstentions and broker non-votes?

An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Can I change my vote or revoke my proxy?

Yes, you may change your vote after you send in your proxy card or vote your shares via the Internet or by telephone by following these procedures:

●	Entering a new vote online;

●	Entering a new vote by telephone;

●	Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions; or

●	Attending the Annual Meeting and voting during the meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KTTA2022. To participate in the Annual Meeting, you will need to log on using the control number from your proxy card or Notice. The 15-digit control number can be found in the shaded box.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The Annual Meeting will begin promptly at 9:000 AM Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

What if I have trouble accessing the Annual Meeting?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Broadridge technical support at the number to be provided on the log-in page of the Annual Meeting on the day of the meeting.

What is a proxy holder?

We are designating our chief executive officer, chief financial officer, and chief operating officer to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will vote accordingly. If you have left a vote blank, they will vote as the Board recommends. While we do not expect any other business to come up for a vote, if it does, they will vote in their discretion. If a director nominee is unwilling or unable to serve, the proxy holders will vote in their discretion for an alternative nominee.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

●	“FOR” the election of the Board’s nominees; and

●	“FOR” the ratification of the appointment of Marcum.

What constitutes a quorum for the Annual Meeting?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of common stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 22,858,371 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Both abstentions and “broker non- votes” (when a broker does not have authority to vote on the proposal in question) are counted as present for the purpose of determining the presence of a quorum.

What vote is required to approve the election of directors (“Proposal 1”)?

Director nominees are elected by plurality vote. Therefore, if you do not vote for a nominee, or you “withhold” authority to vote for a nominee, your vote will not count either “for” or “against” the nominee. Broker non-votes will have no effect on the outcome of Proposal 1.

What vote is required to ratify the selection of Marcum as the Company’s independent registered public accounting firm for Fiscal Year 2022 (“Proposal 2”)?

Proposal 2 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or abstain from voting on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.

What does it mean if I receive more than one Notice?

You may receive more than one Notice if, for example, you hold your shares in multiple brokerage accounts. You must vote based on the instructions in each Notice separately.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote and

(iii) to facilitate successful proxy solicitation by the Board.

Who pays for costs relating to the proxy materials and Annual Meeting?

The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.

Who can attend the Annual Meeting?

Any Company stockholder as of the close of business on the record date may attend the meeting. Stockholders must present a valid control number in order to be admitted to the meeting. Even if you plan to attend the meeting, please vote your shares by submitting a proxy.

Who should I call if I have any questions?

If you have any questions about the Annual Meeting, please email Daniel Augustin at Daniel.Augustin@broadridge.com.

PROPOSAL NO. 1:

Election of Directors

Our business operates under the direction of the Board, which currently consists of five directors. In accordance with our Amended and Restated Certificate of Incorporation, the Board consists of one class of directors, with its term expiring at the end of each fiscal. Tiago Reis Marques, Yassine Bendiabdallah, Lawrence Steinman, Simon Dumesnil and Emer Leahy are the directors whose terms expire at the Annual Meeting. The Board has nominated, and stockholders are being asked to reelect, Tiago Reis Marques, Yassine Bendiabdallah, Lawrence Steinman, Simon Demesnil and Emer Leahy for a one-year term expiring at our fiscal year ended December 31, 2022 (“Fiscal Year 2022”) annual meeting of stockholders. If elected, the nominees will each hold office until the conclusion of our Fiscal Year 2022 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation, or removal.

Each of the five nominees currently serves as a director of the Company. The Board is not aware of any nominee who will be unable or unwilling to serve as a director if elected at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including period of service as a director of the Company, principal occupation and other biographical material, is shown later in this Proxy Statement.

The Board recommends a vote FOR the election of each of the nominees as director.

EXECUTIVE OFFICERS, NON-EXECUTIVE EMPLOYEES AND DIRECTORS

The following table sets forth the name, age as of May 3, 2022, and position of the individuals who serve as directors and executive officers of the Company. The following also includes certain information regarding the individual experience, qualifications, attributes and skills of our directors and executive officers as well as brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.

Name	Age	Position
Executive Officers
Dr. Tiago Reis Marques	45	Chief Executive Officer and Director
Stanley M. Gloss	63	Chief Financial Officer
Dr. Yassine Bendiabdallah	37	Chief Operating Officer, Head of U.K. Clinics and Director
Non-Employee Directors
Prof. Lawrence Steinman	74	Executive Chairman and Co-Founder
Simon Dumesnil	44	Director
Dr. Emer Leahy	56	Director

Executive Officers

Each executive officer serves at the discretion of our board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Dr. Tiago Reis Marques (Chief Executive Officer and Director) has served on our board of directors and as Chief Executive Officer since August 2020. He is a senior clinical fellow at Imperial College London and a lecturer at the IoPPN, King’s College London. IoPPN is ranked second in the world for psychology and psychiatry by US News and Best Global Universities, and is home to one of the world’s largest centers for neuroscience research. Dr. Marques is also a psychiatrist at Maudsley Hospital. His research focuses on topics including the mechanism of action of psychiatric medication and novel treatment targets. During his career, he has obtained multiple awards for his research. Dr. Marques is an author or co-author of more than 100 scientific publications in peer-reviewed journals in psychiatry and neuroscience, has co-authored international treatment guidelines and written book chapters, including in the leading book in the field, “Neurobiology of Mental Illness.” We believe that Dr. Marques is qualified to serve on our board of directors due to his medical and scientific background.

Stanley M. Gloss (Chief Financial Officer) has served as our Chief Financial Officer since April 2021. He has been self-employed for the past year doing financial consulting in the areas of accounting and financial reporting. From 2017 to 2020, Mr. Gloss was Controller at Ace Universe, establishing and maintaining the budgets and financial reporting systems and sourcing and maintaining the company insurance. From 2009 to 2016, Mr. Gloss was Controller and Vice President of Finance of Wizard World Inc., where he established and maintained the budgets and financial reporting systems, sourced and maintained the company contracts and insurance, and coordinated public filings. He received his Bachelor of Science in Accounting from Fairfield University.

Dr. Yassine Bendiabdallah (Chief Operating Officer, Head of U.K. Clinics and Director) has served on our board of directors and as Chief Operating Officer since March 2021. He also co-founded Pasithea Therapeutics Corp. and is currently Head of U.K. Clinics. Dr. Bendiabdallah is an expert in functional medicine and bio-identical hormone therapy. He completed a Masters in Pharmacy at King’s College London in 2006. He was then awarded a PhD scholarship within Cancer Research U.K. group at University Colleges London which was completed with honours in 2010. He then went on to work for a number of pharmaceutical companies and held research position at University College London. He has been involved in several startups including HelloDr (HelloDr Ltd, Proximal Health Ltd) an online tech in healthcare, Androgenix Pharmaceuticals Ltd, and Purecare Ltd (Zen Healthcare) which he is the co-founder and current managing director. Zen Healthcare now comprises several clinics and pharmacies in the U.K.. He also co-founded Pasithea Therapeutics Corp. and is currently Head of U.K. Clinics. He holds a number of scientific publications in peer-reviewed literature the anticancer research industry. Dr. Bendiabdallah has also attended and presented at several seminars and conferences globally. His current clinical expertise includes age reversal therapies, functional approaches to medicines and intravenous micronutrient therapies. We believe that Dr. Bendiabdallah is qualified to serve on our board of directors due to his significant scientific and industry knowledge.

Non-Employee Directors

Prof. Lawrence Steinman has served on our board of directors since August 2020. Prior to joining Pasithea, he served on the board of directors of Centocor from 1989 to 1998, the board of directors of Neurocine Biosciences from 1997 to 2005, the board of directors of Atreca from 2010 to 2019, the board of directors of BioAtla from 2016 to the present, and the board of directors of Tolerion from 2013 to the present. He is currently the George A. Zimmermann Endowed Chair in the Neurology Department at Stanford University and previously served as the Chair of the Interdepartmental Program in Immunology at Stanford University Medical School from 2003 to 2011. He is a member of the National Academy of Medicine and the National Academy of Sciences. He also founded the Steinman Laboratory at Stanford University, which is dedicated to understanding the pathogenesis of autoimmune diseases, particularly multiple sclerosis and neuromyelitis optica. He received the Frederic Sasse Award from the Free University of Berlin in 1994, the Sen. Jacob Javits Award from the U.S. Congress in 1988 and 2002, the John Dystel Prize in 2004 from the National MS Society in the U.S., the Charcot Prize for Lifetime Achievement in Multiple Sclerosis Research in 2011 from the International Federation of MS Societies and the Anthony Cerami Award in Translational Medicine by the Feinstein Institute of Molecular Medicine in 2015. He also received an honorary Ph.D. at the Hasselt University in 2008. He received his BA (physics) from Dartmouth College in 1968 and his MD from Harvard University in 1973. He also completed a fellowship in chemical immunology at the Weizmann Institute (1974 – 1977) and was an intern and resident at Stanford University Medical School. We believe that Prof. Steinman is qualified to serve on our board of directors due to his extensive background in medicine and his experience as a board member in the life sciences industry.

Simon Dumesnil has served on our board of directors since April 2021. He is currently a Managing Partner and Director of Dunraven Capital Partners Limited, an investment management advisory company incorporated in the U.K. whose investments are predominately in Eastern European corporate distressed credits and structured products. From 2013 to 2018, Mr. Dumesnil was Managing Director and Head of Structured Financing Group Americas of UBS Securities LLC, where he was responsible for the structured financing trading book in the USA and LATAM and managed a book of financing positions across fixed income products (corporate syndicated and middle-market loans, corporate bonds, real estate loans, CMBS/RMBS/CLO/ABS, LATAM Sovereign). From 2010 to 2013, he was Managing Director and Co-Head Private-Side Structuring Group EMEA of UBS AG., where he was responsible for arranging structured solution transactions and acquisitions for FIG and Special Situation Group (SSG) and also co-headed the illiquid financing business. From 2009 to 2010, Mr. Dumesnil was the Chief Investment Officer Bluestone Capital Management and responsible for investments in distressed assets across Europe. From 2008 to 2009, Mr. Dumesnil was Director of Lehman Brother Holding Inc. and responsible for restructuring and unwinding Lehman Brothers Special Financing Inc. derivative book post-bankruptcy. From 2003 to 2008, Mr. Dumesnil was Director of Lehman Brothers International (Europe). Throughout his career at Dunraven Capital Management, UBS Securities, UBS AG, Bluestone Capital Management and Lehman Brothers, Mr. Dumesnil advised and underwritten corporate risk related to companies across industries or jurisdictions. He has an in-depth knowledge on corporate restructuring and capital structure optimization for companies across their business life cycle. His experience as Chief Investment Officer during the launch and growth phases of a financial services and technology company represents valuable insights for our Company. Mr. Dumesnil attended Cass Business School, where he received his Master of Science in Banking and International Finance and École des Hautes-Études-Commerciales HEC, where he received his Bachelor in Business and Administration, Finance. We believe that Mr. Dumesnil is qualified to serve on our board of directors due to his management and investment experience.

Dr. Emer Leahy has served on our board of directors since June 2021. Dr. Leahy received her Ph.D. in neuropharmacology from University College Dublin, Ireland in 1990, and her MBA from Columbia University in 2000. She has been with PsychoGenics Inc., a preclinical CNS service company, since 1999 and is currently serving as its chief executive officer and is responsible for compensation recommendations companywide. Prior to her appointment as the chief executive officer, she was the vice president of business development. Dr. Leahy is also the chief executive officer of PGI Drug Discovery LLC, a company engaged in psychiatric drug discovery with five partnered clinical programs including one in Phase III. Additionally, Dr. Leahy is currently serving as a member of both the compensation committee and the audit committee of Bright Minds Biosciences, a biotech company. Dr. Leahy has more than 30 years of experience in drug discovery, clinical development and business development for pharmaceutical and biotechnology companies, including extensive knowledge of technology assessment, licensing, mergers and acquisitions, and strategic planning. She also holds an Adjunct Associate Professor of Neuroscience position at Mount Sinai School of Medicine. Dr. Leahy served on the Emerging Companies Section Governing Board for the board of directors of the Biotechnology Industry Organization, the Business Review Board for the Alzheimer’s Drug Discovery Foundation, and the Scientific Advisory Board of the International Rett Syndrome Foundation. She also currently serves on the board of directors of PsychoGenics Inc, the board of directors of Intensity Therapeutics, and the Board of Trustees of BIONJ. We believe that Dr. Leahy is qualified to serve on our board of directors due to her extensive pharmaceutical, biotechnology and business background.

Board Composition and Election of Directors

Our board of directors currently consists of five members. Under our bylaws, the number of directors who shall constitute the Board shall equal not less than 1 nor more than 10, as the Board or majority stockholders may determine by resolution from time to time.

Director Independence

Our board has determined that Prof. Lawrence Steinman, Simon Dumesnil and Dr. Emer Leahy are all “independent” as that term is defined under the Nasdaq rules. Our board has determined that Dr. Tiago Reis Marques and Dr. Yassine Bendiabdallah currently have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, such that neither of them is “independent” as that term is defined under the rules of The Nasdaq Stock Market LLC, or the Nasdaq rules.

As permitted by Nasdaq, we intend to phase in compliance with Nasdaq’s director independence requirements within the schedule outlined in Nasdaq’s rules. That schedule requires a majority of the members of our Board to be independent within one year of listing. It also requires one member of each Board committee be independent at the time of listing, a majority of Board committee members to be independent within 90 days of listing, and all Board committee members to be independent within one year from listing.

Board Elections

In accordance with our bylaws, our stockholders shall elect the directors at our annual meeting of stockholders (except as otherwise provided therein for the filling of vacancies). Each director shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

Board Leadership Structure

Our corporate governance guidelines provide that, if the chairman of the board is a member of management or does not otherwise qualify as independent, the independent directors of the board may elect a lead director. The lead director’s responsibilities include, but are not not limited to: presiding over all meetings of the board of directors at which the chairman is not present, including any executive sessions of the independent directors; approving board meeting schedules and agendas; and acting as the liaison between the independent directors and the chief executive officer and chairman of the board. Our corporate governance guidelines further provide the flexibility for our board of directors to modify our leadership structure in the future as it deems appropriate.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through committee reports about such risks.

Board Committees

After the consummation of the Initial Public Offering, we established three board committees and adopted charters for such committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee’s charter is available under the Corporate Governance section of our website at www.pasithea.com.

Audit Committee. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	discussing our risk management policies;

●	meeting independently with our internal auditing staff, if any, registered public accounting firm and management;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the audit committee report required by SEC rules.

The members of our audit committee are Simon Dumesnil (chairperson) and Dr. Emer Leahy and Professor Lawrence Steinman. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board has determined that Simon Dumesnil is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. However, a minority of the members of the audit committee may be exempt from the heightened audit committee independence standards for one year from the date of effectiveness of the registration statement filed in connection with our initial public offering. Our board of directors has determined that Simon Dumesnil (chairperson) and Dr. Emer Leahy are independent under the heightened audit committee independence standards of the SEC and Nasdaq.

As allowed under the applicable rules and regulations of the SEC and Nasdaq, we intend to phase in compliance with the heightened audit committee independence requirements prior to the end of the one-year transition period. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Compensation Committee. The compensation committee’s responsibilities include:

●	reviewing and approving, or recommending for approval by the board of directors, the compensation of our Chief Executive Officer and our other executive officers;

●	overseeing and administering our cash and equity incentive plans;

●	reviewing and making recommendations to our board of directors with respect to director compensation;

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

●	preparing the annual compensation committee report required by SEC rules, to the extent required.

The members of our compensation committee are Dr. Emer Leahy (chair), Professor Lawrence Steinman and Simon Dumesnil. Each of the members of our compensation committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee’s responsibilities include:

●	identifying individuals qualified to become board members;

●	recommending to our board of directors the persons to be nominated for election as directors and to each board committee;

●	developing and recommending to our board of directors corporate governance guidelines, and reviewing and recommending to our board of directors proposed changes to our corporate governance guidelines from time to time; and

●	overseeing a periodic evaluation of our board of directors.

The members of our nominating and corporate governance committee are Professor Lawrence Steinman (chairperson), Dr. Emer Leahy and Simon Dumesnil. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

In evaluating the suitability of individual candidates (both new candidates and current board members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to our industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of our operations; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. We evaluate each individual in the context of the board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Board Diversity

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (As of May 13, 2022)

Total Number of Directors		5

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	5	0	0

Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	4	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Section 16(a) Reporting

Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders file reports with the SEC relating to their initial beneficial ownership of our securities and any subsequent changes. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. They must also provide us with copies of the reports.

Based solely on a review of the copies of such forms in our possession, and on written representations from the reporting persons, we believe that all of these reporting persons complied with their filing requirements for the fiscal year ended December 31, 2021.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during the last completed fiscal year.

Corporate Code of Conduct and Ethics

Our Board of Directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Copies of our corporate code of conduct and ethics are available, without charge, upon request in writing to Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139, Attn: Secretary and are posted on the investor relations section of our website, which is located at www.pasithea.com. We also intend to disclose any amendments to the Corporate Code of Conduct and Ethics, or any waivers of its requirements, on our website.

EXECUTIVE COMPENSATION

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2021 to our Chief Executive Officer and Chief Financial Officer. As of December 31, 2021, there were no other executive officers who earned more than $100,000 during the fiscal year ended December 31, 2021 and were serving as executive officers as of such date (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tiago Reis Marques,	2021	243,750	-	288,000	140,141	-	-	-	671,891
Chief Executive Officer	2020	-	-	-	-	-	-	-	-

Stanley M. Gloss,	2021	67,500	-	60,000	284,665	-	-	-	412,165
Chief Financial Officer	2020	-	-	-	-	-	-	-	-

(1)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for the Company that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. The fair value of Dr. Marques’ options was determined by the Black-Scholes model with the following assumptions: stock price of $1.44, exercise price of $1.44 per share, dividend yield of 0%, expected term of 6 years, volatility of 50.5%, and risk-free interest rate of 1.44%. The fair value of Mr. Gloss’ options was determined by the Black-Scholes model with the following assumptions: stock price of $6.00 (based on the estimated initial public offering price), exercise price of $6.00 per share, dividend yield of 0%, expected term of 6.5 years, volatility of 47.1%, and risk-free interest rate of 1.29%.

Outstanding Equity Awards at December 31, 2021

The following table summarizes the outstanding equity awards held by each named executive officer of our company as of December 31, 2021.

			Option Awards				Stock Awards
Name	Grant Date		Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested	Market Value of Units of Stock That Have Not Vested (3)

Tiago Reis Marques, Chief Executive Officer	December 20, 2021	(1)	-	200,000	$1.44	December 20, 2031	200,000	$354,000
Stanley M. Gloss, Chief Financial Officer	April 13, 2021	(2)	100,000	-	$5.00	April 13, 2031	-	-

(1)	Under the terms of Dr. Marques’ Executive Employment Agreement, on December 20, 2021, he received 1) a grant of 200,000 stock options at an exercise price equal to the closing price of the Company’s common stock on the grant date and 2) a grant of 200,000 restricted stock units (“RSUs”). Dr. Marques’ stock options and RSUs each vest over three years, with one-third vesting 12 months after the grant date, and the remainder vesting in equal tranches quarterly for two years thereafter.
(2)	Mr. Gloss’ options were fully vested as of December 31, 2021.
(3)	The market value of unvested RSUs is based on the closing market price of the Company’s common stock of $1.77 per share on December 31, 2021.

There were no option exercises by our named executive officers during our fiscal year ended December 31, 2020 and 2021.

Summary Compensation

Dr. Tiago Reis Marques (the “NEO”) was paid $243,750 in salary for services rendered during the year ended December 31, 2021. Yassine Bendiabdallah was paid by our U.K. subsidiary $20,000 for services rendered during the year ended December 31, 2021.

Employment Agreements

Employment Agreement – Dr. Tiago Reis Marques

On July 13, 2021, we entered into an employment agreement with Dr. Tiago Reis Marques to serve as our Chief Executive Officer. The initial term of Dr. Marques’ employment will commence on the closing of our initial business combination and end on the first anniversary of the commencement date. After the initial term, the employment agreement will automatically renew for additional one-year periods, unless we or Dr. Marques provide the other party with at least 60 days’ prior written notice of its desire not to renew. The employment agreement shall automatically terminate without any action on the part of any person and be void ab initio if a business combination agreement to be entered into between us and a prospective target is terminated in accordance with its terms, and neither we nor any other person shall have any liability to Dr. Marques under the employment agreement if the closing does not occur. Pursuant to the employment agreement, we agreed to pay Dr. Marques an annual base salary of $120,000. Upon the completion of our financing of over $5,000,000, the terms of the employment agreement will be renegotiated. Dr. Marques will also be eligible to receive equity awards, benefits including but not limited to health insurance, retirement, and fringe benefits, and 20 days of vacation per year. We have also agreed to reimburse Dr. Marques for all expenses associated with our business.

In December 2021, we entered into a new executive employment agreement (the “2021 Employment Agreement”) with Dr. Marques to serve as our Chief Executive Officer, effective January 1, 2022. The agreement includes a base salary of $450,000 per year, Sign-on bonus of $100,000, paid in a lump sum after January 1, 2022, and eligibility for an annual discretionary bonus of up to 75% of the base salary. The 2021 Employment Agreement also includes an option to purchase 200,000 shares of the Company’s common stock, subject to approval by the Board, which include a three year vesting schedule, under which 33% of the total shares subject to the Option will vest 12 months after the vesting commencement date (which will be grant date), and the remainder shall vest in equal tranches quarterly thereinafter until either the Option is fully vested or Executive’s Continuous Service (as defined in the Plan) terminates, whichever occurs first.

Subject to the approval by the Board, Dr. Marques shall be eligible to receive an equity grant of 200,000 Restricted Stock Units (the “RSU”s) of the Parent, all in accordance with the terms and conditions set forth in the Plan. The RSU’s shall vest over 3 years with 33 and 1/3% vesting on the employees first anniversary and then quarterly then after over the remaining vesting period. The anticipated RSUs will be governed by the terms and conditions of the Plan and Executive’s grant agreement (the “RSU Agreement”), and will include a three year vesting schedule, under which 33% of the RSUs will vest 12 months after the vesting commencement date (which will be grant date), and the remainder shall vest in equal tranches quarterly thereinafter until either the RSUs are fully vested or Executive’s Continuous Service (as defined in the Plan) terminates, whichever occurs first.

We may terminate Dr. Marques’ employment under the employment agreement for Cause. “Cause” means any of the following: (i) Dr. Marques engaging in any acts of fraud, theft, or embezzlement involving the Company; (ii) Dr. Marques’ conviction, including any plea of guilty or nolo contendere, of any felony crime which is relevant to Dr. Marques’ position with our Company; and (iii) Dr. Marques’ material violation of the employment agreement which is materially damaging to our reputation or business; provided, however, our board of directors must first provide notice to Dr. Marques specifying in reasonable detail the condition giving rise to Cause for termination no later than the 60th day following the occurrence of that condition; provide Dr. Marques a period of 30 days to remedy the condition, if subject to remedy, and so specify in the notice; and terminate his employment for Cause within 30 days following the expiration of the period to remedy if Dr. Marques fails to remedy the condition. We may also terminate Dr. Marques without Cause by giving Dr. Marques 60 days’ prior written notice.

Dr. Marques may terminate his employment with us for Good Reason (as defined below) by providing notice to us specifying in reasonable detail the condition giving rise to the Good Reason no later than the 60th day following the occurrence of that condition, providing us a period of 30 days to remedy the condition if subject to remedy, and so specifying in the notice, and terminating his employment for Good Reason within 30 days following the expiration of the period to remedy if we fail to remedy the condition. The following, if occurring without Dr. Marques’ consent, shall constitute “Good Reason” for termination by the Mr. Marques: (i) a material diminution in the nature or scope of Dr. Marques’ title, authority or responsibilities; (ii) a material adverse change in the Dr. Marques’ duties; (iii) a requirement that Dr. Marques report to any person other than the board of directors; (iv) a material reduction in base salary or target bonus opportunity; or (v) our breach of a material provision of the employment agreement.

Consulting Agreement with U.K. Subsidiary – Yassine Bendiabdallah

Effective November 1, 2021, the Company entered into a Consulting Agreement with Yassine Bendiabdallah to act as the Head of Pasithea Therapeutic U.K., manage all Pasithea U.K. clinics and aid in E.U. expansion. The Consulting Agreement provides an annual salary of $120,000 to be paid on a monthly basis, includes three weeks of vacation for each year and provides for reimbursement for all reasonable out-of-pocket expenses incurred in connection with the services provided. The Consulting Agreement continues indefinitely until either party decides to terminate the contract.

Incentive Award Plans

2021 Incentive Plan

On July 15, 2021, our board of directors adopted the 2021 Incentive Plan, which plan was approved by our stockholders on July 15, 2021. Under the 2021 Incentive Plan, we may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The material terms of the 2021 Incentive Plan are summarized below.

Types of Awards. The 2021 Incentive Plan provides for the grant of non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), restricted stock awards, restricted stock units (“RSUs”), unrestricted stock awards, stock appreciation rights and other forms of stock-based compensation.

Eligibility and Administration. Employees, officers, consultants, directors, and other service providers of the Company and its affiliates are eligible to receive awards under the 2021 Incentive Plan. The 2021 Incentive Plan is administered by the board with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of the company’s directors and/or officers (all such bodies and delegates referred to collectively as the plan administrator), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or other applicable law or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2021 Incentive Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the 2021 Incentive Plan, including any vesting and vesting acceleration conditions.

Share Reserve. Pursuant to the 2021 Incentive Plan, we have reserved 1,280,732 shares of the Common Stock for issuance thereunder, which reserve shall be increased annually beginning on January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (A) 3% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board. The share reserve is subject to the following adjustments:

●	The share limit is increased by the number of shares subject to awards granted that later are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares.

●	Shares that are withheld upon exercise to pay the exercise price of a stock option or satisfy any tax withholding requirements are added back to the share reserve and again are available for issuance under the 2021 Incentive Plan.

Awards issued in substitution for awards previously granted by a company that merges with, or is acquired by, the Company do not reduce the share reserve limit under the 2021 Incentive Plan.

Director Compensation. The 2021 Incentive Plan provides for an annual limit on non-employee director compensation of $500,000, increased to $750,000 in the fiscal year of a non-employee director’s initial service as a non-employee member of the board of directors of the Company. This limit applies to the sum of both equity grants that could be awarded to non-employee directors during a fiscal year (based on their value under ASC Topic 718 on the grant date) and cash compensation, such as cash retainers and meeting fees earned during a fiscal year. Notwithstanding the foregoing, the board reserves the right to make an exception to these limits due to extraordinary circumstances without the participation of the affected director receiving the additional compensation.

Stock Options. ISOs may be granted only to employees of the Company, or to employees of a parent or subsidiary of the Company, determined as of the date of grant of such options. An ISO granted to a prospective employee upon the condition that such person becomes an employee shall be deemed granted effective on the date such person commences employment. The exercise price of an ISO shall not be less than 100% of the fair market value of the shares covered by the awards on the date of grant of such option or such other price as may be determined pursuant to the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Notwithstanding the foregoing, an ISO may be granted with an exercise price lower than the minimum exercise price set forth above if such award is granted pursuant to an assumption or substitution for another option in a manner that complies with the provisions of Section 424(a) of the Code. Notwithstanding any other provision of the 2021 Incentive Plan to the contrary, no ISO may be granted under the 2021 Incentive Plan after 10 years from the date that the 2021 Incentive Plan was adopted. No ISO shall be exercisable after the expiration of 10 years after the effective date of grant of such award, subject to the following sentence. In the case of an ISO granted to a ten percent stockholder, (i) the exercise price shall not be less than 110% of the fair market value of a share on the date of grant of such ISO, and (ii) the exercise period shall not exceed 5 years from the effective date of grant of such ISO.

Restricted Stock and Restricted Stock Units. The committee may award restricted stock and RSUs under the 2021 Incentive Plan. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified vesting conditions are not satisfied. RSU awards result in the transfer of shares of stock to the participant only after specified vesting conditions are satisfied. A holder of restricted stock is treated as a current stockholder and shall be entitled to dividend and voting rights, whereas the holder of a restricted stock unit is treated as a stockholder with respect to the award only when the shares are delivered in the future. RSUs may include dividend equivalents. Specified vesting conditions may include performance goals to be achieved during any performance period and the length of the performance period. The committee may, in its discretion, make adjustments to performance goals based on certain changes in the Company’s business operations, corporate or capital structure or other circumstances. When the participant satisfies the conditions of an RSU award, the Company may settle the award (including any related dividend equivalent rights) in shares, cash or other property, as determined by the committee, in its sole discretion.

Other Shares or Share-Based Awards. The committee may grant other forms of equity-based or equity-related awards other than stock options, restricted stock or restricted stock units. The terms and conditions of each stock-based award shall be determined by the committee.

Clawback Rights. Awards granted under the 2021 Incentive Plan will be subject to recoupment or clawback under the Company’s clawback policy or applicable law, both as in effect from time to time.

Sale of the Company. Awards granted under the 2021 Incentive Plan do not automatically accelerate and vest, become exercisable (with respect to stock options), or have performance targets deemed earned at target level if there is a sale of the Company. The Company does not use a “liberal” definition of change in control as defined in Institutional Shareholder Services’ proxy voting guidelines. The 2021 Incentive Plan provides flexibility to the committee to determine how to adjust awards at the time of a sale of the Company.

No Repricing. The 2021 Incentive Plan prohibits the amendment of the terms of any outstanding award, and any other action taken in a manner to achieve (i) the reduction of the exercise price of NQSOs, ISOs or stock appreciation rights (collectively, “Stock Rights”); (ii) the cancellation of outstanding Stock Rights in exchange for cash or other awards with an exercise price that is less than the exercise price or base price of the original award; (iii) the cancellation of outstanding Stock Rights with an exercise price or base price that is less than the then current fair market value of a share of Common Stock in exchange for other awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for the purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted without stockholder approval.

Transferability of Awards. Except as described below, awards under the 2021 Incentive Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The committee has discretion, however, to permit certain transfer of awards to other persons or entities.

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2021 Incentive Plan and any outstanding awards, as well as the exercise price or base price of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Amendment and Termination. The board of directors may amend, modify or terminate the 2021 Incentive Plan without stockholder approval, except that stockholder approval must be obtained for any amendment that, in the reasonable opinion of the board or the committee, constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a stock exchange on which shares of Common Stock are then listed. The 2021 Incentive Plan will terminate upon the earliest of (1) termination of the 2021 Incentive Plan by the board of directors, or (2) the tenth anniversary of the board adoption of the 2021 Incentive Plan. Awards outstanding upon expiration of the 2021 Incentive Plan shall remain in effect until they have been exercised or terminated, or have expired.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. For further information, see “Description of Capital Stock—Limitations on Liability and Indemnification Matters.”

Policies and Procedures for Related Person Transactions

Our board has adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved will be the lesser of $120,000 or 1% of assets the average of our total assets at year-end for the last two completed fiscal years, in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

Limitations on Liability and Indemnification Matters

Our certificate of incorporation limits our directors’ liability to the fullest extent permitted under Delaware law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

Our bylaws provide that we indemnify our directors and officers to the fullest extent permitted under Delaware law and that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our certificate of incorporation and bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the limitation of liability and indemnification provisions of our certificate of incorporation, our bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to our Annual Report on Form 10-K.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Director Compensation

The following table sets forth for each non-employee director that served as a director during the year ended December 31, 2021 certain information concerning his or her compensation for the year ended December 31, 2021 and the December 2018 transition period:

Year Ended December 31, 2021

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)		Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Professor Lawrence Steinman	72,917	-	47,195	(2)	-	-	-	120,112
Simon Dumesnil	60,000	-	47,195	(2)	-	-	-	107,195
Dr. Emer Leahy	60,000	-	47,195	(2)	-	-	-	107,195

(1)	In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for the Company that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 5 (Stockholders’ Equity) to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021. (2) Includes the fair value through December 31, 2021 of stock options to purchase 100,000 shares of common stock granted on August 2, 2021 and which vest as to 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date, exercisable at a $5.00 per share.

All directors receive reimbursement for reasonable out of pocket expenses in attending Board of Directors meetings and for participating in our business.

All directors receive reimbursement for reasonable out of pocket expenses in attending Board of Directors meetings and for participating in our business.

Compensation Policy for Non-Employee Directors.

No compensation was paid to our non-employee directors for services rendered during the year ended December 31, 2021.

The material terms of the non-employee director compensation program, as it is currently contemplated, are summarized below.

The non-employee director compensation program provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $50,000 plus an additional $10,000 for each board committee that he or she chairs. A non-employee director serving as chairman of the board receives an additional annual retainer of $100,000. The non-employee directors also receives stock options to purchase 100,000 shares of Common Stock of the Company, with 50% vesting after the first year and 50% vesting after the second year. In addition to the compensation above, Professor Lawrence Steinman also receives an annual retainer of $90,000 for consulting services.

Compensation under our non-employee director compensation policy is subject to the annual limits on non-employee director compensation set forth in the 2021 Incentive Plan, as described above. Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2021 Incentive Plan. As provided in the 2021 Incentive Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Holders and Management

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of May 3, 2022 by:

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any community property laws.

Percentage ownership of our Common Stock based on 22,858,371 shares of Common Stock outstanding as of May 3, 2022. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted units, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of May 3, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

To calculate a stockholder’s percentage of beneficial ownership of Common Stock, we must include in the numerator and denominator those shares of Common Stock, as well as those shares of Common Stock underlying options, warrants and convertible securities, that such stockholder is considered to beneficially own. Shares of Common Stock, and Common Stock underlying options, warrants and convertible securities, held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

	Beneficial Ownership
	Common Stock
Name of Beneficial Owner	Shares	%
Named Executive Officers and Directors:
Dr. Tiago Reis Marques (1)	600,000	2.6%
Dr. Yassine Bendiabdallah	300,000	1.3%
Prof. Lawrence Steinman	600,000	2.6%
Simon Dumesnil	-	-
Stanley M. Gloss	-	-
Dr. Emer Leahy	-	-
All officers and directors as a group (6 persons)	1,500,000	6.5%

Securities Authorized for Issuance Under Existing Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	800,000	$3.81	480,732
Equity compensation plans not approved by security holders	-	$-	-
Total	800,000	$3.81	480,732

(1)	Consists of 600,000 stock options and 200,000 restricted stock units under the 2021 Equity Incentive Plan. For a short description of this plan, see Note 4 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)	The weighted average exercise price does not take into account restricted stock units, which have no exercise price.

Anti-Hedging Policy

Pursuant to our Insider Trading Policy, our directors and executives are prevented from engaging in hedging or monetization transactions (including but not limited to zero-cost collars, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments), as such transactions allow individuals to continue to own our securities without the full risks and rewards of ownership and as a result, not have the same objectives as other stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Except as set out below, as of December 31, 2021, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

●	any director or executive officer of our company;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

●	any promoters and control persons; and

●	any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

Pursuant to our Audit Committee charter adopted in 2021, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us have or will have a direct or indirect material interest.

The following includes a summary of transactions since May 12, 2020 (inception) to which we have been a party in which the amount involved will be the lesser of $120,000 or 1% of our assets, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Related Party Transactions

Zen Healthcare – Purecare Ltd.

We entered into the Amended and Restated Zen Knightsbridge Collaboration Agreement with Purecare during the year ended December 31, 2020, and amended and restated as of August 4, 2021, whereby both parties have agreed to collaborate on the provision of Treatments at Purecare’s London based clinic. The Company has agreed, among other things, market the Treatments to the extent permitted under law, arrange and pay for the fit-out of the consulting room, provide equipment necessary for the Treatments, develop, operate and maintain a booking website for the Treatments, make bookings and take payments, and employ or engage customer services advisers to liaise with clinical staff and pay certain staff costs. Purecare has agreed provide consulting and treatment rooms, apply for and maintain CQC registrations, employ or engage licensed and qualified staff, assess patients and, if appropriate, administer the Treatments, maintain equipment and provide all ketamine and other pharmaceuticals necessary for the Treatments. All revenues from such Treatments (less certain staff costs) shall be allocated 30% to the Company and 70% to Purecare.

Our Chief Operating Officer, Head of U.K. Clinics and Director, Dr. Yassine Bendiabdallah, is a co-founder, current managing director, and 25% shareholder of Purecare. As of December 31, 2021, no payments have been made pursuant to the Amended and Restated Zen Knightsbridge Collaboration Agreement.

Zen Healthcare – Portman Health Ltd

We entered into the Amended and Restated Zen Baker Street Collaboration Agreement with Portman on during the year ended December 31, 2020, and amended and restated as of August 4, 2021, whereby both parties have agreed to collaborate on the provision of Treatments at Portman’s London based clinic. The Company has agreed, among other things, market the Treatments to the extent permitted under law, arrange and pay for the fit-out of the consulting room, provide equipment, develop, operate and maintain a booking website for the Treatments, make bookings and take payments, and employ or engage customer services advisers to liaise with clinical staff and pay certain staff costs. Portman has agreed provide consulting and treatment rooms, apply for and maintain CQC registrations, employ or engage licensed and qualified staff, assess patient and, if appropriate, administer the Treatments, maintain equipment and provide all ketamine and other pharmaceuticals necessary for the Treatments. All revenues from such Treatments (less certain staff costs) shall be allocated 30% to the Company and 70% to Portman.

Dr. Bendiabdallah is a co-founder and 16.25% shareholder of Portman. As of December 31, 2021, no payments have been made pursuant to the Amended and Restated Zen Baker Street Collaboration Agreement.

Brio Financial Group

On April 13, 2021, the Company entered into an agreement with Brio Financial Group, LLC (“Brio”) pursuant to which Brio provided Stanley M. Gloss to serve as the Chief Financial Officer of the Company and also provided certain other specified financial and accounting services typically provided by a chief financial officer (the “Brio Agreement”), which are described more fully in the Brio Agreement (the “CFO Services”). The term of the Brio Agreement runs through March 31, 2022, unless terminated by either party upon 10 days prior written notice to the other party, pursuant to the terms of the Brio Agreement. The Company pays a monthly fixed fee of $7,500 for the CFO Services during the term of the Brio Agreement. In addition, 25,000 restricted shares of Common Stock were issued to Brio which vests over the 1-year term of the Brio Agreement. Furthermore, the Company issued Stanley M. Gloss stock options to purchase up to 100,000 shares of the Company’s Common Stock, which options vested fully upon execution of the Brio Agreement and shall be exercisable at a price equal to the public price of the Company’s Common Stock sold in our initial public offering.

Named Executive Officers and Current Directors

For information regarding compensation for our named executive officers and current directors, see “Executive Compensation.”

Director Independence

See “Executive Officers, Non-executive employees and directors – Director Independence” and “Executive Officers, Non-executive employees and directors – Board Committees” above.

PROPOSAL NO. 2:

Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Marcum as our independent registered public accounting firm for Fiscal Year 2022. We are asking our stockholders to ratify this appointment.

SEC regulations and the Nasdaq listing standards require our audit committee to engage, retain, and supervise our independent registered public accounting firm. Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by applicable law nor by our bylaws, we are submitting our selection of Grant Thornton as our independent registered public accounting firm as a matter of good corporate governance.

We expect that representatives of Marcum will be present at the meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.

Marcum has served as our independent registered public accounting firm since 2020.

The Board recommends a vote FOR the ratification of the appointment of Marcum as our independent registered public accounting firm for Fiscal Year 2022.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Board of Directors of the Company has appointed Marcum LLP as our independent registered public accounting firm (the “Independent Auditor”) for the fiscal year ended December 31, 2021. The following table sets forth the fees billed to the Company for professional services rendered by Marcum LLP for the years ended December 31, 2021 and December 31, 2020:

	Year Ended December 31,
	2021	2020
Services:
Audit Fees (1)	$179,347	$-
Audit-Related Fees (2)	16,480	-
Tax Fees (3)	-	-
All Other Fees	-	-
Total fees	$195,827	$-

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)	Audit related fees consisted principally of audits of employee benefit plans and special procedures related to regulatory filings in 2021.

(3)	The tax fees were paid for reviewing various tax related matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31 , 2021 with management.

The audit committee has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the audit committee recommended to the Board that our audited financial statements be included in our Fiscal 2021 Annual Report on Form 10-K for filing with the SEC.

The audit committee has also appointed Marcum as the Company’s independent registered public accounting firm for Fiscal Year 2022.

Respectfully submitted,

THE AUDIT COMMITTEE

Simon Dumesnil
Emer Leahy
Lawrence Steinman

ADDITIONAL INFORMATION

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Pursuant to SEC Rule 14a-8, certain stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the Fiscal 2023 annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on January 13, 2023.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at the principal executive offices of the Corporation. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting. Assuming the date of our Fiscal 2023 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the Fiscal 2023 annual meeting must notify us no earlier than February 24, 2023 and no later than March 27, 2023. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the Fiscal 2023 annual meeting. If you wish to obtain a free copy of our bylaws, please contact Investor Relations at Pasithea Therapeutics Corp., 1111 Lincoln Road, Miami Beach, Florida 33139, or by email at lwilson@insitecony.com.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled and “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, may be obtained by stockholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.pasithea.com.

Householding

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139, Attention: Tiago Reis Marques, Chief Executive Officer.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Submitting your vote by telephone or via the Internet will not affect your right to vote during the meeting should you decide to attend the Annual Meeting virtually or in person.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting by phone or via the Internet should understand that there may be costs associated, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Other Matters

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

SCAN TO
VIEW MATERIALS & VOTE

PASITHEA THERAPEUTICS CORP
1111 LINCOLN RD., SUITE 500
MIAMI BEACH, FLORIDA 33139
UNITED STATES

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KTTA2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D78116-P73380

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PASITHEA THERAPEUTICS CORP.

The Board of Directors recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dr. Tiago Reis Marques
02) Dr. Yassine Bendiabdallah
03) Prof. Lawrence Steinman
04) Simon Dumesnil
05) Dr. Emer Leahy

The Board of Directors recommends you vote "FOR" proposal 2

	For	Against	Abstain
2. Ratify the selection of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

D78117-P73380

PASITHEA THERAPEUTICS CORP.
Annual Meeting of Shareholders
June 23, 2022, 9:00 A.M. (Eastern Daylight Time)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Tiago Reis Marques and Stanley M. Gloss, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PASITHEA THERAPEUTICS CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 A.M. (Eastern Daylight Time) on Thursday, June 23, 2022, via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/KTTA2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side